Exhibit 99.1

News

For Immediate Release

Contact:	Bernard J. Kilkelly
Vice President, Investor Relations
Phone :	212-303-4349
E-mail:	bernie-kilkelly@dlfi.com
Delphi Financial Announces 11% Increase in Cash Dividend and
Expansion of Share Repurchase Program
Wilmington, Delaware, May 8, 2008 — Delphi Financial Group, Inc. (NYSE: DFG) announced today that its Board of Directors declared a quarterly cash dividend of $0.10 per share, an 11% increase from its previous dividend of $0.09 per share. The cash dividend will be payable on June 4, 2008 to shareholders of record at the close of business on May 21, 2008.
Delphi Financial also announced that its Board of Directors today authorized an expansion of its existing share repurchase program to permit an additional one million shares of the Company’s Class A common stock to be acquired. Under this program, purchases may be made from time to time on the open market or in privately negotiated transactions, subject to market conditions and applicable legal requirements. This expands the Company’s existing share repurchase program first authorized in an amount of 1.5 million shares on November 7, 2007, and expanded by 1.0 million shares on February 22, 2008. The authorization under the program had been fully utilized prior to today’s expansion.
Robert Rosenkranz, Chairman and Chief Executive Officer, said, “Delphi’s strong financial position and financial flexibility are enabling us to create value for our shareholders through higher dividends and share repurchases. We continue to be optimistic about our ability to achieve our long-term earnings growth targets and build shareholder value by capitalizing on the leadership positions of our insurance businesses in their attractive niche markets.”
Delphi Financial Group, Inc. is an integrated employee benefit services company. Delphi is a leader in managing all aspects of employee absence to enhance the productivity of its clients and provides the related group insurance coverages: long-term and short-term disability, life, excess workers’ compensation for self-insured employers, travel accident, dental and limited benefit health insurance. Delphi’s asset accumulation business emphasizes individual annuity products. Delphi’s common stock is listed on the New York Stock Exchange under the symbol DFG and its corporate website address is www.delphifin.com.
In connection with, and because it desires to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, Delphi cautions readers regarding certain forward-looking statements in the foregoing discussion and in any other statements made by, or on behalf of, Delphi, whether in future filings with the Securities and Exchange Commission or otherwise. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, prospects, outlooks or other developments. Some forward-looking statements may be identified by the use of terms such as “expects,” “believes,” “anticipates,” “intends,” “judgment,” “outlook” or other similar expressions. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic, competitive and other uncertainties and contingencies, many of which are beyond Delphi’s control and many of which, with respect to future business decisions, are subject to change. Examples of such uncertainties and contingencies include, among other important factors, those affecting the insurance industry generally, such as the economic and interest rate environment, federal and state legislative and regulatory developments, including but not limited to changes in financial services, employee benefit and tax laws and regulations, changes in accounting rules or interpretation, market pricing and competitive trends relating to insurance products and services, acts of terrorism or war, and the availability and cost of reinsurance, and those relating specifically to Delphi’s business, such as the level of its insurance premiums and fee income, the claims experience, persistency and other factors affecting the profitability of its insurance products, the performance of its investment portfolio and changes in Delphi’s investment strategy, acquisitions of companies or blocks of business, and ratings by major rating organizations of Delphi and its insurance subsidiaries. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, Delphi. Forward-looking statements contained in the foregoing discussion are made as of the date of this press release and Delphi disclaims any obligation to update these or any other forward-looking statements.
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